Exhibit 10.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”), dated as of December 11th, 2019, is entered into by and between Long Deng (the “Purchaser”), and iFresh Inc., a Delaware corporation (the “Company). The Purchaser and the Company are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Purchaser, the Company and Dragon Seeds LLC (“Dragon Seeds”) entered into a Purchase Agreement dated December [11th], 2019 (the “Purchase Agreement”) pursuant to which the Purchaser will sell Purchaser’s 70% interest in Dragon Seeds to the Company (the “Acquisition”);

WHEREAS, the Company is obligated to repay $3,500,000 of loans to the to the Purchaser, as specified on Schedule A attached hereto (the “Loans”);

WHEREAS, the Purchaser has agreed to convert the loans into 9,210,526 shares of the Company’s common stock (the “Common Stock”) concurrently with closing of the Acquisition (the “Conversion”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Convertible Note Conversion. Immediately prior to the closing of the Acquisition, (1) all outstanding principal under the Loans, plus (ii) any and all interest accrued on the Loans, shall automatically convert (the “Loan Conversion”) into 9,210,526 shares of Common Stock (the “Shares”). Upon the consummation of the Loan Conversion, the Loans shall be cancelled and all rights and obligations thereunder shall be terminated.

3. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the Parties with respect thereto.

4. Conflicting Terms. In the event of any inconsistency or conflict between the Loans and this Agreement, the terms, conditions and provisions of this Agreement shall govern and control.

5. Agreements. No agreement, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties hereto.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party hereto shall be entitled to rely on a facsimile or “PDF” signature of any other party hereunder as if it were an original.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK.

8. Assignment. This Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of the other Party hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an Affiliate of Purchaser upon prior written notice to the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

/s/ Long Deng
Name: Long Deng

IFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	President

SCHEDULE A

LOANS

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